                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12


                                        CULBRO CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        $125.00
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        CULBRO CORPORATION
        ------------------------------------------------------------------------
     4) Date Filed:
        3/4/94
        ------------------------------------------------------------------------

                               CULBRO CORPORATION

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 7, 1994

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Culbro Corporation (the "Corporation") will be held at 2 Waterside Crossing of the Corporation's Griffin Center Office Park in Windsor, Connecticut, on the 7th day of April 1994, at 10:00 A.M., local time, to consider and act upon:

    1.  The election of directors of the Corporation;


    2. The approval of the grant of an option to purchase the Corporation's Common Stock pursuant to an employment agreement with the Corporation's chief financial officer, Jay M. Green;



    3. The approval of the selection of the Corporation's independent accountants for 1994;


    4.  A shareholders' proposal relating to cumulative voting; and

    5. Such other business as may properly be brought before the Meeting or any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

    PLEASE NOTE THAT THE ANNUAL MEETING IS IN CONNECTICUT, RATHER THAN IN NEW YORK CITY AS HAS BEEN OUR PRACTICE FOR MANY YEARS. IF YOU PLAN TO ATTEND PLEASE SO SIGNIFY WHERE NOTED ON THE PROXY CARD AND DIRECTIONS WILL BE SENT TO YOU.

    Only shareholders of record at the close of business on February 28, 1994 are entitled to notice of, and to vote at, the Annual Meeting.

                                                      A. ROSS WOLLEN
                                                        SECRETARY


Dated: March 14, 1994

                               CULBRO CORPORATION
                             387 Park Avenue South
                         New York, New York 10016-8899

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Culbro Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders to be held on April 7, 1994 at 10:00 A.M., local time, at 2 Waterside Crossing of the Corporation's Griffin Center Office Park in Windsor, Connecticut, for the purposes set forth in the accompanying notice of meeting.

                                    GENERAL


    This solicitation is being made on behalf of the Board of Directors of the Corporation. The initial distribution of proxy materials is expected to be made on or about March 14, 1994. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; (ii) for approval of the grant of an option to purchase the Corporation's Common Stock pursuant to an employment agreement with the Corporation's chief financial officer, Jay M. Green; (iii) for approval of the selection of Price Waterhouse as independent accountants for the Corporation for 1994; and (iv) against a shareholders' proposal relating to cumulative voting. Management expects that the proposal will be presented by the shareholders at the meeting. If the proposal is not presented by the shareholders, management does not intend to present it and in that event no vote on the proposal will be taken. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether the three other matters to be voted on have been approved. Proposals by shareholders for the Corporation's 1995 Annual Meeting of Shareholders must be received by the Corporation before November 15, 1994.


    Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

    The cost of solicitation of proxies by the Board of Directors will be borne by the Corporation. Such solicitation will be made by mail and in addition may be made by officers and employees of the Corporation personally or by telephone, facsimile machine or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other like parties.

    Each holder of a share of Common Stock of the Corporation will be entitled to one vote for each share held of record by such person at the close of business on February 28, 1994, which is the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. As of such date the Corporation had outstanding 4,308,288 shares of Common Stock (excluding 240,902 shares of treasury stock).

                             ELECTION OF DIRECTORS

    At the 1994 Annual Meeting of Shareholders, eleven (11) directors (which will comprise the entire Board) are to be elected. The Board of Directors proposes the nominees listed below for election as directors to serve until the 1995 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees have served as directors since the last Annual Meeting. The directors must be elected by a plurality of the votes cast in person or by proxy by shareholders entitled to vote at the meeting. If for any reason any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS

                                (AGE) AND
                             DATE SINCE WHICH
           NAME              HAS CONTINUOUSLY
     (LETTERS REFER TO         SERVED AS A         PRINCIPAL OCCUPATION AND
  COMMITTEE MEMBERSHIPS,     DIRECTOR OF THE         BUSINESS EXPERIENCE            ALSO SERVES AS A DIRECTOR
     IDENTIFIED BELOW)         CORPORATION        DURING PAST FIVE YEARS (1)      OF THE FOLLOWING CORPORATIONS
- ---------------------------  ----------------  --------------------------------  --------------------------------
Bruce A. Barnet              (48) 1990         President and Chief Executive
 (a), (b), (f)                                  Officer of Cowles Magazines --
                                                publishing (1993); Private
                                                investor (1991-1992);
                                                President, Family Media
                                                Publications (1990); President,
                                                Riordan Publishing Company
                                                (1990); Vice President, Time,
                                                Inc.'s Magazine Group
                                                (1987-1990)
John L. Bernbach             (50) 1988         Vice Chairman of DDB Needham      Omnicom Group, Inc., North
 (a), (f)                                       Worldwide, Inc., Director and     American Television, Inc.,
                                                President of DDB Needham          Northbridge Programming, Inc.
                                                Worldwide, Inc. -- advertising
Edgar M. Cullman (2)         (76) 1961         Chairman of the Board of          Centaur Communications Limited,
 (b), (c), (d), (e)                             Directors                         Bloomingdale Properties, Inc.,
                                                                                  The Eli Witt Company
Edgar M. Cullman, Jr.(2)     (48) 1982         President; President of Culbro    First Financial Caribbean
 (c), (d), (f)                                  Land Resources, Inc.              Corporation, Bloomingdale
                                                (1992-1993)                       Properties, Inc., The Eli Witt
                                                                                  Company
Frederick M. Danziger (2)    (54) 1975         Member of the Firm of Mudge Rose  Affinity Bio Tech, Inc., Monro
 (c), (d)                                       Guthrie Alexander & Ferdon --     Muffler/Brake Inc., Ryan
                                                attorneys                         Instruments, L.P. (general
                                                                                  partner), Bloomingdale
                                                                                  Properties, Inc., First
                                                                                  Financial Caribbean
                                                                                  Corporation,
                                                                                  Centaur Communications Limited

                                (AGE) AND
                             DATE SINCE WHICH
           NAME              HAS CONTINUOUSLY
     (LETTERS REFER TO         SERVED AS A         PRINCIPAL OCCUPATION AND
  COMMITTEE MEMBERSHIPS,     DIRECTOR OF THE         BUSINESS EXPERIENCE            ALSO SERVES AS A DIRECTOR
     IDENTIFIED BELOW)         CORPORATION        DURING PAST FIVE YEARS (1)      OF THE FOLLOWING CORPORATIONS
- ---------------------------  ----------------  --------------------------------  --------------------------------
John L. Ernst (3)            (53) 1983         Chairman of the Board and         First Financial Caribbean
 (b), (c), (e)                                  President of Bloomingdale         Corporation
                                                Properties, Inc. -- investments
                                                and real estate
Thomas C. Israel             (50) 1989         A Director and Chairman of A.C.   Chase N.B.W., Glenayre
 (a), (f)                                       Israel Enterprises, Inc. --       Technologies, Inc., Noel Group,
                                                investments                       Inc.
Dan W. Lufkin                (61) 1976         Private investor                  American Medical International,
 (a), (b), (c), (d), (e)                                                          Syratech, Inc., Savoy Pictures,
                                                                                  Inc., Allen & Co., Inc., London
                                                                                  Fog Industries
Graham V. Sherren            (56) 1987         Chairman and Chief Executive      ARIS, Hundred Acre Securities
 (f)                                            Officer, Centaur Communications   Ltd., Input Type Setting Ltd.,
                                                Limited -- publisher of           Gieves Group Ltd., Vexford
                                                magazines and trade periodicals   Holdings Ltd., Stace-Barr Ltd.
                                                in the United Kingdom
Peter J. Solomon             (55) 1980         Chairman, Peter J. Solomon        Centenniel Cellular Corp.,
 (b), (d)                                       Company Limited -- investment     Century Communications Inc.,
                                                bankers; Vice Chairman of         Bradlee's, Monro Muffler/Brake,
                                                Shearson Lehman Brothers Inc.     Inc., Office Depot, Inc.,
                                                -- investment bankers             Phillips-Van Heusen Corp.,
                                                (1985-1989)                       Ralphs Grocery Co.,
                                                                                  The Eli Witt Company
Francis T. Vincent, Jr.      (55) 1992         Private investor; senior advisor  The Continental Insurance
 (a), (b), (f)                                  to Peter J. Solomon Company       Company, Oakwood Homes Corp.,
                                                Limited -- investment bankers     Time Warner, Inc.
                                                Commissioner, Major League
                                                Baseball (1989-1992)

- ------------------------------
    Member of the: (a) Audit Committee; (b) Compensation Committee; (c) Executive Committee; (d) Finance Committee; (e) Nominating Committee; and
    (f) Strategic Planning Committee
(1) Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with the Corporation.
(2) Mr. Cullman is the father of Mr. Cullman, Jr., and the father-in-law of Mr. Danziger.
(3) Mr. Ernst is the nephew of Mr. Edgar M. Cullman.

    The Board of Directors held 9 meetings during 1993. The Corporation has the following Committees of the Board of Directors: Audit, Compensation, Executive, Finance, Nominating and Strategic Planning. Committee memberships of the Board of Directors are indicated in the above table. Directors as a whole attended approximately 92% of the aggregate of all Board and Committee meetings (of Committees of which they were members). Mr. Lufkin attended less than 75% of combined Board and Committee meetings (of Committees of which he is a member).

    Effective January 1, 1991 the annual retainer paid to Members of the Board of Directors and amounts paid per meeting were reduced by 10% from previous years. In 1993 such retainer and amounts were not increased. Members of the Board of Directors who are not employees of the Corporation received $16,200 per year and $720 for each Board and Committee meeting attended in 1993. Committee chairmen received $1,080 for each Committee meeting attended, except for the chairmen of the Audit and Compensation Committees who received $1,350. Reduced amounts were paid if more than one meeting was held on any day. Non-employee Directors who are not members of the Cullman-Ernst group (See "Principal Holders") participate in the Stock Option Plan for Non-employee Directors.

    The Audit Committee, whose Chairman is Mr. Israel, reviews audit reports and the scope of audit by both the Corporation's internal audit staff and its independent accountants and related matters pertaining to the preparation and examination of the Corporation's financial statements. From time to time such Committee makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants. The Audit Committee held two meetings in 1993 and recommended to the Board of Directors the selection of Price Waterhouse (See "Selection of Independent Accountants").


    The Nominating Committee, whose Chairman is Mr. Ernst, recommended to the Board of Directors the election of the director-nominees proposed in this Proxy Statement for election by the shareholders. The Nominating Committee reviews incumbent directors and the qualifications of candidates suggested from all sources, including Board members, management and shareholders. Shareholders desiring to recommend candidates for election as directors at the Corporation's 1995 Annual Meeting of Shareholders should submit names and appropriate biographical information to the Secretary of the Corporation before November 1, 1994.



    For information about the Compensation Committee, see Compensation Committee Report on Executive Compensation -- Interlocks and Insider Participation on page 13.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

MANAGEMENT

    The following table lists the number of shares of Common Stock of the Corporation beneficially owned by the nominees for election as directors (who are all current directors) and by all directors and officers of the Corporation collectively:

                                                                      NUMBER OF      PERCENT OF
                               NAME                                   SHARES(1)     OUTSTANDING
- -------------------------------------------------------------------  -----------  ----------------
Bruce A. Barnet....................................................          100           *
John L. Bernbach...................................................          600           *
Edgar M. Cullman...................................................      996,348          23%(2)
Edgar M. Cullman, Jr...............................................      875,954          20%(2)
Frederick M. Danziger..............................................      164,120           4%(2)
John L. Ernst......................................................      440,463          10%(2)
Thomas C. Israel...................................................        5,000           *
Dan W. Lufkin......................................................       10,000           *
Graham V. Sherren..................................................          500           *
Peter J. Solomon...................................................        1,000           *
Francis T. Vincent, Jr.............................................        1,000           *
All directors and officers collectively, consisting of seventeen       1,817,915          42%(1)
persons............................................................

- ------------------------
* Less than 1%
(1) This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission. Beneficial ownership shown is sole investment and voting power, except as reflected in footnote 2. Where more than one person shares investment and voting power in the same shares such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in footnote 2, are officers and directors.
(2) See "Principal Holders". Included within the shares shown as beneficially owned by Mr. Cullman are 874,150 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Ernst are 416,321 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Danziger are 147,578 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Mr. Cullman, Jr. are 728,564 shares in which he holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Ernst, Danziger, and Cullman, Jr. disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares.

PRINCIPAL HOLDERS

    As of December 31, 1993, a group consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,233,000 shares of the Corporation's Common Stock (approximately 52%). Among others, Messrs. Cullman and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst group), hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable under standard pledge arrangements.

    A form filed with the Securities and Exchange Commission on behalf of the Cullman and Ernst group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.


    The Gabelli Group, Inc., One Corporate Center, Rye, New York, NY 10580, through certain wholly-owned subsidiaries, is the owner of an aggregate of 519,200 shares of the Corporation's Common Stock (approximately 12%). A form filed with the Securities and Exchange Commission on September 18, 1991 by Gabelli Funds, Inc. states that the securities have been acquired by GAMCO Investors, Inc., a wholly-owned subsidiary of Gabelli Funds, Inc. and Gabelli Funds, Inc., on behalf of their investment advisory clients. The Corporation has been informed that no individual client of the Gabelli Group, Inc. has ownership of more than 5% of the Corporation's Common Stock. An affiliate of the Gabelli Group provides investment advisory services to the Corporation's pension fund for which it receives customary advisory fees.


    Heine Securities Corporation, 51 J.F.K. Parkway, Short Hills, N.J. 07078, is the owner of an aggregate of 180,200 shares of the Corporation's Common Stock (approximately 4.2%).


    Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, Santa Monica, California 90401, a registered investment advisor, is deemed to have beneficial ownership of 299,900 shares of the Corporation's Common Stock (approximately 7%) as of February 9, 1994. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of such shares.


    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based upon its involvement in the preparation of certain of such forms, a review of the copies of other such forms received by it and the written representation from one reporting entity that no Form 5 was required for such entity, the Corporation believes that with respect to 1993 all such Section 16(a) filing requirements were satisfied, except that Mr. Bernbach failed to file a Form 4 in a timely fashion respecting his purchase of 500 shares of the Corporation's Common Stock in April 1993.

                       INTERESTS IN CERTAIN TRANSACTIONS

    For the information of shareholders, attention is called to the following transactions between the Corporation and other parties in which the persons mentioned below might have had a direct or indirect interest.


    1. Mr. Danziger is a member of the law firm of Mudge Rose Guthrie Alexander & Ferdon. During the Corporation's 1993 fiscal year, such firm received for services rendered approximately $895,394 from the Corporation, including approximately $641,119 for services rendered relating to the acquisition of Certified Grocers of Florida, Inc. by the Corporation's Eli Witt subsidiary.



    2. The Corporation has a Directors and Officers Liability and Corporate Reimbursement insurance policy with the Chubb Group of Insurance Companies. The policy period is from February 19, 1993 through February 19, 1994 at a premium of $122,000. The Corporation maintains a separate Pension Trust Liability insurance policy covering employees acting in fiduciary capacities. The policy period is from February 19, 1993 through February 19, 1994 at a premium of $22,300. Thirty day extensions of both policies were secured.



    See Compensation Committee Interlocks and Insider Participation on page 15, for certain other interests.


    The information given in this Proxy Statement with respect to the five-year business experience of each director, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which the Corporation or any of its subsidiaries was a party (other than as appears from the records of the Corporation), is based upon statements furnished to the Corporation by its directors and officers.

EXECUTIVE COMPENSATION


    The following table sets forth the annual and long-term compensation for the Corporation's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual during the Corporation's last three calendar years.


                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG TERM
                                                                                                         COMPENSATION
                                                                                               --------------------------------
                                                                                                            AWARDS
                                                              ANNUAL COMPENSATION(1)           --------------------------------
                                                      ---------------------------------------                         (G)
                                                                                    (E)              (F)        ---------------
                   (A)                                   (C)                  ---------------  ---------------    SECURITIES
- -----------------------------------------     (B)     ---------      (D)       OTHER ANNUAL      RESTRICTED       UNDERLYING
                NAME AND                   ---------   SALARY    -----------   COMPENSATION     STOCK AWARDS     OPTIONS/SARS
           PRINCIPAL POSITION                YEAR        ($)      BONUS ($)         ($)              ($)              (#)
- -----------------------------------------  ---------  ---------  -----------  ---------------  ---------------  ---------------
Edgar M. Cullman.........................       1993    360,000      --             17,242           --               --
  Chairman of the Board and Chief               1992    360,000      --             18,465           --               --
  Executive Officer                             1991    360,000      --             19,038           --               --
Edgar M. Cullman, Jr.....................       1993    352,000     75,000(2)       25,510           --               --
  President                                     1992    276,523    193,900(3)       25,776           --               --
                                                1991    252,000      --             25,290           --               --
Jay M. Green.............................       1993    340,000    120,000(2)       25,510           --               14,900
  Executive Vice President                      1992    264,512    132,500(3)       25,390           --               14,700
  Chief Financial Officer                       1991    240,000      --             25,290           --               20,600
A. Ross Wollen...........................       1993    176,900     55,000(2)       27,573           --               10,000
  Senior Vice President                         1992    168,260     58,975(3)       26,415           --                9,400
  General Counsel & Secretary                   1991    156,000      --             25,020           --               12,300
Peggy L. Kelston.........................       1993    128,500     10,000(2)       25,646           --                4,200
  Vice President                                1992    120,471     31,325(3)       25,325           --                3,900
  Human Resources                               1991    116,000      --             22,220           --                6,000

- ------------------------------
(1) In December of 1990 the Corporation changed its fiscal year end from December to November. However, the Annual Compensation column reflects amounts paid during each calendar year. Amounts shown under Other Annual Compensation include matching contributions made by the Corporation under the Savings Plan and other miscellaneous cash benefits, not required to be included, but do not include funding for or receipt of retirement plan benefits (See "Employee Benefit Plans"). No executive officer who would otherwise have been includable in such table resigned or terminated employment during 1993.
(2) Cash bonuses paid in 1993 (other than to the chief executive officer) pursuant to the Corporation's Annual Incentive Compensation Plan for 1992. No bonuses are being paid with respect to 1993.
(3) Special cash bonuses were paid in 1993 (other than to the chief executive officer) to the four next highest paid executive officers aggregating $260,000, all in connection with the merger of one of the Corporation's subsidiaries which closed in February 1993.

                             EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

    Retirement benefits are payable under the Corporation's Employees Retirement Plan for officers and other employees of the Corporation and its participating subsidiaries. Directors who are not employees do not participate. Benefits are accrued under the Plan on a career-average earnings basis and through 1993 the pension credit is 1.1% for annual compensation up to the individual's covered compensation as determined from published Social Security tables and 1.65% for annual compensation above said amounts. Compensation is the base rate of earnings as of the first business day of each Plan Year payable for service during the Plan Year, excluding overtime, bonuses, incentive compensation or other additional compensation. An updating formula has been periodically applied to adjust for inflation. The estimated annual benefits payable as a life annuity upon retirement at normal retirement age, which assumes service will continue until age 65 at 1994 base salaries, for Messrs. Cullman, Jr., Green, Wollen and Ms. Kelston are $99,825, $54,322, $63,563 and $45,538, respectively. The retirement benefit for Mr. Cullman, Sr., reflecting the fact that he deferred receipt since age 65, is $169,356, which under tax law he was required to begin receiving April 1, 1989.

STOCK OPTION PLANS

    In January of 1991 the Board of Directors approved the adoption of the 1991 Employees Incentive Stock Option Plan (the "1991 Plan") which was approved by the Corporation's shareholders on May 9, 1991. Options granted pursuant to the 1991 Plan in 1991 and 1992 have substantially exhausted the options available for grant thereunder and in December 1992 the Board of Directors approved the adoption of the Culbro Corporation 1992 Stock Plan (the "1992 Plan") which was approved by the Corporation's shareholders on April 8, 1993. Options to purchase a total of 79,900 shares were granted under the 1992 Stock Plan to 13 employees on January 27, 1993 at $16.75 per share. Such options are not exercisable until three years from the date of grant.

    Options currently outstanding were granted either under the 1991 Plan or the 1992 Plan (collectively the "Plans"). The Plans are administered by the Compensation Committee of the Board of Directors (the "Committee"), none of whose members may hold options granted pursuant to the Plans. The Committee determines the form of the option agreements to be used under the Plans and the terms and conditions to be included in such option agreements.


    Under the 1992 Plan an aggregate 300,000 shares of Common Stock were authorized to be made subject to options; of such shares 79,900 shares were subject to unexercised options as of March 1, 1993. As of such date no shares were available for grant under the 1991 Plan since the 1992 Plan has replaced the 1991 Plan. Options are granted under the Plans at prices equal to 100% of the fair market value of the shares of Common Stock on the date of grant.


    Options granted under the Plans were intended to be incentive stock options or nonqualified options. Options granted in 1990, 1991 and 1992 are 100% exercisable three years after the date of grant and not before such date and terminate eight years (six in the case of the 1990 grant) from such date. All options permit the delivery, with the consent of the Committee, of previously owned Common Stock of the Corporation in payment, in lieu of cash, for the purchase of shares upon exercise. The Plans also contain a limitation on the dollar amount of incentive stock options which may be granted to any employee and restrictions pertaining to any grant to a 10% shareholder. Messrs. Cullman do not participate in the Plans.

    The Plans permit the grant together with an option of a stock appreciation right payable in cash. If granted, such a right entitles the holder to receive in cash upon exercise the difference between the option exercise price and the market value of the Corporation's Common Stock in lieu of exercising the attached option.

    The 1992 Plan also permits the grant of shares of the Corporation's Common Stock. No such grants have been made.


    The Corporation's shareholders have also approved a stock option plan for non-employee Directors pursuant to which options to purchase 2,000 shares are granted at each Annual Meeting to non-employee Directors who are not members of the Cullman-Ernst group. In April 1993 options to purchase 14,000 shares were granted to 7 non-employee Directors at the exercise price of $16.69 per share.


STOCK OPTION INFORMATION


    No options have been exercised since 1990 by any executive officer of the Corporation. Information pertaining to options granted to the named executives from 1991 through 1993 is as follows:


NUMBER OF SECURITIES                                                                   JAY M.     A. ROSS      PEGGY
 UNDERLYING OPTIONS/SARS(1)                                                             GREEN     WOLLEN      KELSTON
- ------------------------------------------------------------------------------------  ---------  ---------  -----------
Granted on January 31, 1991 at $14.00 per share.....................................     20,600     12,300       6,000
Granted on February 20, 1992 at $18.00 per share....................................     14,700      9,400       3,900
Granted on January 27, 1993 at $16.75 per share.....................................     14,900     10,000       4,200


(1) Options granted under the Plans were intended to be incentive stock options or nonqualified options. Options granted are 100% exercisable three years after the date of grant and not before such date and terminate eight years from the date of grant. All options permit the delivery, with the consent of the Committee, of previously owned Common Stock of the Corporation in payment, in lieu of cash, for the purchase of shares upon exercise. Options granted to the above named executives include tandem SARs.


                    STOCK OPTION GRANTS IN 1993 FISCAL YEAR


    The following table sets forth the number of stock options granted at fair market value to each of the named executive during fiscal year 1993.


                                                                                                POTENTIAL REALIZABLE
                                                                                                      VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                                       STOCK
                                    NUMBER OF      PERCENTAGE OF                               PRICE APPRECIATION FOR
                                   SECURITIES     TOTAL OPTIONS/                                      TEN YEAR
                                   UNDERLYING     SARS GRANTED TO   EXERCISE OR                     OPTION TERM
                                  OPTIONS/SARS   EMPLOYEES IN 1993  BASE PRICE   EXPIRATION   ------------------------
NAME                               GRANTED (#)      FISCAL YEAR      ($/SHARE)      DATE        5% ($)       10% ($)
- --------------------------------  -------------  -----------------  -----------  -----------  -----------  -----------
Jay M. Green....................       14,900             18.6       $    16.75     1/27/01   $   406,472  $   647,256
A. Ross Wollen..................       10,000             12.5       $    16.75     1/27/01   $   272,280  $   434,400
Peggy Kelston...................        4,200              5.3       $    16.75     1/27/01   $   114,576  $   182,448

          AGGREGATED OPTIONS/SAR -- FISCAL YEAR-END OPTIONS/SAR VALUES



    No options for the Corporation's common stock were exercised in 1993. The Cullmans do not hold any options. The following table presents the value of unexercised options and tandem SARs held by the other named executives at 1993 fiscal year end:


                                                               NUMBER OF SECURITIES
                                                             UNDERLYING OPTIONS/SARS          VALUE OF UNEXERCISED
                                                                       HELD                IN-THE-MONEY OPTIONS/SARS
                                                              AT FISCAL YEAR END(#)          AT FISCAL YEAR END(1)
                                                            --------------------------  --------------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ----------------------------------------------------------  -----------  -------------  -----------------  -------------
Jay M. Green..............................................       9,300        50,200                0       $    59,225
A. Ross Wollen............................................       6,100        31,700                0       $    35,363
Peggy Kelston.............................................       2,400        14,100                0       $    17,250

- ------------------------
(1) The amounts presented in this column have been calculated based upon the difference between a fair market value of $16.875 of the Corporation's Common Stock on November 26, 1993 and the exercise price of each stock option/SAR. Options granted to the named executives include tandem SARs. See "Stock Option Plans" on page 9.

ANNUAL INCENTIVE COMPENSATION PLAN


    The Committee meets during the first quarter of each year to assess the performance during the preceding fiscal year of the officers of the Corporation and senior officers of its subsidiaries and to recognize and reward meritorious performance by payment of incentive compensation with respect to such year. Pursuant to a plan approved for 1993 by the Board of Directors such annual incentive compensation was limited to predetermined percentages of each recipient's annual salary and depended upon the achievement of specified financial and subjective goals. Incentive compensation is payable in cash subject to deferral under the Corporation's Deferred Incentive Compensation Plan. No amounts were paid or will be paid as annual incentive compensation with respect to the Corporation's 1993 fiscal year to any of the executive officers listed in the Summary Compensation Table. Employees who do not participate in the incentive compensation plan may be eligible for annual bonus payments depending upon operating unit results. Mr. Cullman, Sr. did not participate in the plan.


LONG TERM PERFORMANCE PLAN


    In 1988 the Committee and the Board of Directors approved the Long Term Performance Plan (the "Plan") which is intended to provide additional cash compensation to certain officers of the Corporation and senior officers of its subsidiaries selected by the Committee. Payments under the Plan were based on the financial performance of the subsidiaries and the Corporation over three-year performance cycles, beginning in 1989 and every other year thereafter. The performance measurements which determined the payments to subsidiary officers were based generally on cumulative net income and cumulative cash flow for each subsidiary. Target goals in each category were set and incentive compensation, as a percentage of salary, was paid depending upon percentage of goal achieved. In 1992 the first payment under this Plan was made only to participants from the Corporation's General Cigar Co., Inc. subsidiary based on performance during the period 1989 through 1991. Corporate executives' participation depended upon consolidated results in both categories exceeding by 10% subsidiary targets and no such incentive compensation was paid to any Corporate executive. Approximately eight corporate executive officers and four to nine senior officers at each subsidiary participate in the Plan. Mr. Cullman, Sr. did not participate in the Plan. Subject to certain conditions, an employee may defer all or a portion of the payment pursuant to the Corporation's Deferred Incentive Compensation Plan.

    The second three-year performance cycle began with fiscal year 1991. The award of compensation for officers of the Corporation's subsidiaries under this second three-year performance cycle is based upon achievement of a predetermined formula based upon the return on net assets for their respective subsidiaries. Officers of the Corporation selected by the Committee will participate in the Plan at the discretion of the Committee. The second performance cycle resulted in no incentive compensation being paid. A similar third three-year performance cycle began with fiscal year 1993. Mr. Cullman, Sr. will not participate in the Plan.

DEFERRED INCENTIVE COMPENSATION PLAN

    In 1982 the Board of Directors adopted the Deferred Incentive Compensation Plan to be administered by the Committee, pursuant to which recipients of incentive compensation and directors' fees may elect to defer receipt thereof. Under a defined contribution arrangement amounts deferred earn interest, compounded quarterly, at the prime rate less 1%. Such amounts are not intended to be recognized for tax purposes until receipt. Participating recipients may designate the amount and the time periods of deferral. Participants have no vested rights in deferred amounts credited to their accounts and are general creditors of the Corporation until such amounts are actually paid.

SAVINGS PLAN


    The Board of Directors adopted a Savings Plan in 1982. The Savings Plan covers salaried and hourly employees of the Corporation and its participating subsidiaries who are employed in the United States, are over age 21 and have six months of service. In 1993 a participating employee could have (i) saved up to 5% of annual base salary through payroll deductions, with the Corporation contributing $0.40 on each dollar contributed; and (ii) saved an additional 10% of annual base salary without receiving any matching contributions. Contributions made in 1993 through payroll deductions not in excess of $8,994 per year may have been accumulated as before-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to choose to allocate their contributions among several alternative investment options.



    During the period from January 1, 1993 to December 31, 1993 the Corporation's matching contributions under the Savings Plan for the accounts of the individuals named under "Summary Compensation Table" are included under Other Annual Compensation.


INSURANCE AND HEALTH PROGRAMS

    The Corporation maintains a variety of employee welfare benefit plans providing life, hospitalization, medical and long-term disability insurance for its salaried and certain hourly paid employees. In addition the Corporation provides life, hospitalization and medical insurance for certain of its retired employees. The Corporation's aggregate contributions for such employee welfare benefit plans through November 27, 1993 amounted to approximately $7,484,000.

    In 1976 the Corporation adopted an Executive Life Insurance Program (the "Program") pursuant to which insurance was purchased for middle and senior level officers and employees. Insurance coverage of $20,000 was provided for each $10,000 salary increment in excess of $50,000 and additional coverage of $10,000 was provided for each $10,000 salary increment in excess of $100,000 up to a maximum insurance coverage of $250,000. As of July 1, 1988 the Program was suspended and all benefits remain as they were as of that date. No new participants have been offered benefits under this

Program since its suspension. The aggregate face amount of such coverage through November 30, 1993 was approximately $3,600,000. The amounts paid by the Corporation in such year as premiums totaled approximately $122,000, which was paid in part from a loan against the cash value of said insurance and the balance in cash.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION --
INTERLOCKS AND INSIDER PARTICIPATION


    The Compensation Committee, whose Chairman is Mr. Ernst, supervises management compensation and employee benefits and administers the Corporation's pension, stock option, savings, health, incentive compensation and other employee benefit plans. It held five meetings in 1993.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL


    Pursuant to Article III, Section 11 of the Corporation's By-Laws, the Compensation Committee of the Board of Directors annually recommends "to the Board compensation for officers and principal employees and agents, and its recommendations for their participation in any compensation or other plan for the benefit of employees... and shall administer all such plans...". It has been the practice of the Committee to review, consider and approve the recommendations of management as to all compensation paid to individuals by the Corporation and its subsidiaries exceeding $75,000 per annum.



    The chief executive officer and president, Messrs. Cullman, Sr. and Cullman, Jr., respectively, are members of the Cullman and Ernst Group which owns approximately 52% of the Corporation's Common Stock (see "Principal Holders"). They have declined to participate in the Corporation's Stock Option Plans and Mr. Cullman, Sr. also does not participate in the Annual Incentive Compensation Plan or the Long Term Performance Plan (see below).


POLICIES


    The Committee intends that stock options and cash performance awards serve as a significant part of executives' (other than the chief executive officer) total compensation package, and thus they are granted and awarded in consideration of present and anticipated performance as well as past performance. Moreover, the stock options and cash performance awards are intended to offer the top executives significant long-term incentives to increase their efforts on behalf of the Corporation and its subsidiaries and to focus managerial efforts on enhancing shareholder value. As indicated above, the Committee's compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in making its determinations with respect to stock option and performance award grants and awards to the individual senior executives, was guided by the percentage of the individual's base salary that the estimated value of the stock options and cash performance awards would comprise. In the case of the Messrs. Cullman incentives are to be achieved through potential payments of incentive compensation. Mr. Cullman, Jr. participates in the annual and long-term performance plans. Mr. Cullman, Sr.'s incentive compensation could be substantial, based upon results, through appropriate ad hoc recognition for significant accomplishment.


SALARY AND CASH BONUSES


    The chief executive officer's salary has not been increased since 1990 and will not be increased in 1994. The salaries of the other named executive officers have increased an average of 8.2% per annum since 1990 and will not increase in 1994. Special cash bonuses were paid in 1993 (other than to the chief executive officer) to the other named executive officers aggregating $260,000, all in connection with the merger of one of the Corporation's subsidiaries which closed in February 1993. The Committee does not believe it need now adopt any policy with respect to the recently enacted $1,000,000 deduction cap of Internal Revenue Code Section 162 since no executive officer is expected to receive compensation in such year in excess of such amount..


STOCK OPTION PLANS


    The Committee administers the Plans described under "Stock Option Plans". In recent years options have been granted to approximately 15 employees including the Corporation's senior management (other than Messrs. Cullman who have declined to participate) and one or two senior officers at each of the Corporation's operating companies. The Committee has determined that options be granted to Messrs. Green and Wollen and operating company presidents at 100% of their annual salaries. Effective in 1994, Mr. Green's compensation will be determined in accordance with his employment contract (See "Employment Agreement of Jay M. Green" on page 17). He will no longer participate in the Corporation's regular Stock Option Plans. Other corporate staff and operating company executive officers are awarded options at 60% and 40% of annual salary depending upon relative seniority and responsibilities. No options have been exercised since 1990 by any executive officer of the Corporation.


LONG TERM PERFORMANCE PLAN

    The Committee administers the Long Term Performance Plan which is based upon financial performance of the operating companies and the Corporation over three-year cycles. The performance measurements which determined the payments to subsidiary officers were based generally on cumulative net income and cumulative cash flow for each subsidiary. Target goals in each category were set and incentive compensation, as a percentage of salary, was paid depending upon percentage of goal achieved. The first cycle (1989-91) resulted in payments to the officers of only one operating company. The second cycle (1991-93) resulted in no incentive compensation being paid.


ANNUAL INCENTIVE COMPENSATION PLAN


    The Committee established and administers the Annual Incentive Compensation Plan which is designed to recognize and reward meritorious performance during the previous fiscal year. Such compensation is limited to predetermined percentages of each recipient's annual salary and depends upon the achievement of specified financial and subjective goals. Mr. Cullman, Sr. does not participate in this Plan. A total of $416,700 was paid in 1993 with respect to fiscal year 1992 to the named executives other than the chief executive offer. No such payments were made to any of the Corporation's executive officers with respect to fiscal year 1993.



   COMPENSATION COMMITTEE



   John L. Ernst, Chairman
    Bruce A. Barnet
    Edgar M. Cullman
    Dan W. Lufkin
    Peter J. Solomon
    Francis T. Vincent, Jr.

    The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



    Mr. Cullman, Sr., Chairman and chief executive officer of the Corporation, is a member of the Compensation Committee. Messrs. Cullman are members of the Board of Bloomingdale Properties, Inc., of which Mr. Ernst, Chairman of the Corporation's Compensation Committee, is Chairman and President. Mr. Cullman, Sr. is Chairman of the Compensation Committee of Centaur Communications Limited, of which Mr. Sherren is chief executive officer. Mr. Sherren is a Member of the Corporation's Board but does not serve on its Compensation Committee.



    Mr. Solomon is Chairman of Peter J. Solomon Company Limited which provides the Corporation strategic planning and long-range financial advice pursuant to an engagement letter effective June 1, 1989. Such agreement provides for payments of $18,750 per quarter, plus expenses, and additional amounts for specified projects. In 1993 such firm was paid $601,306 for services rendered relating to a merger of the Corporation's Eli Witt subsidiary. Mr. Solomon is a member of Eli Witt's Board of Directors. He was not paid any compensation in 1993 with respect to such membership. Mr. Vincent is a senior advisor to Peter
J. Solomon Company Limited.



    Real estate management and advisory services have been provided to the Corporation by an affiliate of Bloomingdale Properties, Inc., with which members of the Cullman-Ernst group (see "Principal Holders") are associated. A fee of $193,321 was paid by the Corporation in 1993 for management of the Corporation's New York office building and for other real estate advisory services. Mr. Ernst is Chairman and President of Bloomingdale Properties, Inc.

                            STOCK PERFORMANCE GRAPHS


    The following graph compares the yearly percentage changes in the cumulative total shareholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock with the cumulative total return of the Standard and Poor's 500 Composite Index and the Russell 2000 Index from December 1983 to November 1993. It is assumed in the graph that the value of each investment was $100 at December 1988.


                       [Proxy Perfomance Graph Goes Here]


    Because the Corporation is comprised of five diverse businesses, no published industry or line of business index was appropriate. Nor could it construct an accurate peer group. The Russell 2000 was selected because it is comprised of similarly capitalized companies.

             PROPOSAL TO APPROVE THE GRANT OF AN OPTION TO PURCHASE
 THE CORPORATION'S COMMON STOCK PURSUANT TO AN EMPLOYMENT AGREEMENT WITH JAY M.
                                     GREEN



    On February 10, 1994 the Board of Directors approved for submission to the Corporation's shareholders the grant of an option to purchase the Corporation's Common Stock pursuant to an Employment Agreement (the "Employment Agreement") by and between the Corporation and Jay M. Green, the Corporation's chief financial officer.


EMPLOYMENT AGREEMENT OF JAY M. GREEN

    The Corporation has approved the Employment Agreement, whereby Mr. Green will be employed by the Corporation as Executive Vice President -- Finance and Administration and Treasurer for a period of five years at a base salary of $340,000 (subject to increases annually as determined by the Compensation Committee) and will be eligible for a bonus of up to 50% of his annual base salary (to be determined at the sole discretion of the Compensation Committee). If Mr. Green should be terminated by the Corporation without cause, he will receive a cash severance payment of 150% of his annual salary.


    The  Employment  Agreement  also provides  for  a  grant of  an  option (the
"Option") to purchase 125,000 shares of the Corporation's Common Stock at a fixed exercise price of $4 per share. The Option vests and becomes exercisable with respect to 25,000 shares of common stock per year, on each of the five anniversaries of the date of the grant. The Option expires on the tenth anniversary date of the date it becomes exercisable, or after the date Mr. Green ceases to be an employee of the Corporation or its subsidiaries, within one year following Mr. Green's death or disability, within three months following a voluntary termination, immediately upon a termination for cause and within 90 days following a termination without cause. If Mr. Green is terminated without cause during the first 30 months of the Employment Agreement, the Option shall immediately become exercisable with respect to 87,500 shares (less the number of shares which had already vested) and if Mr. Green is terminated without cause during the last 30 months of the Employment Agreement, the Option shall immediately become exercisable with respect to all shares of stock covered thereby. Additionally, in the event that the Cullman-Ernst group owns less than 40% of the Corporation's Common Stock, the option shall become exercisable in its entirety. The shares purchased pursuant to the Option may be paid for in cash, or at the discretion of the Compensation Committee of the Board, by delivery of outstanding shares of the Corporation's Common Stock owned by Mr. Green and endorsed to the Corporation, or by such other arrangement as the Compensation Committee deems advisable. No further options will be granted to Mr. Green during the period of the Employment Agreement; however any options previously granted will be retained by Mr. Green. Mr. Green may not be permitted to exercise such number of options in any year which would result in his total compensation exceeding the $1,000,000 deduction cap of Internal Revenue Code
Section 162. Such limitation may not apply in the final year of the Option.



    The Board of Directors recommends that shareholders vote FOR the grant of an option to purchase the Corporation's Common Stock pursuant to an Employment Agreement with Jay M. Green. An affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock entitled to vote at the Annual Meeting either in person or by proxy is required to approve such grant. Proxies will be voted in favor of such grant unless otherwise instructed by the shareholder.

                      SELECTION OF INDEPENDENT ACCOUNTANTS


    The Board of Directors has selected the firm of Price Waterhouse as independent accountants to audit the financial statements of the Corporation for the fiscal year ending November 27, 1994. This selection was recommended by the Audit Committee of the Board of Directors. Price Waterhouse has been the independent accountants for the Corporation for many years. Price Waterhouse fees approximated $554,100 for all services rendered to the Corporation with respect to its 1993 fiscal year.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF PRICE
                                  WATERHOUSE.

    The submission of this proposal to a vote of shareholders is not legally required. If this selection of Price Waterhouse is not approved, the Board of Directors will reconsider its selection. A vote of the majority of the shares of Common Stock of the Corporation represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt this proposal.

    A representative of Price Waterhouse is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                             SHAREHOLDERS' PROPOSAL

    John J. Gilbert, 1165 Park Avenue, New York, N.Y., who owns or represents in the aggregate 400 shares of the Corporation's Common Stock, has notified the Corporation that he intends to present at the Annual Meeting the following resolution:

    "RESOLVED. That the stockholders of Culbro Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

REASONS

    Continued very strong support along the lines we suggest were shown at the last annual meeting when 21%, 127 owners of 768,658 shares, were cast in favor of this proposal.

    Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example, in spite of still having a stagger system, Ingersoll-Rand, which has cumulative voting, won two awards. In FORTUNE magazine it was ranked second as "America's Most Admired Corporations" and WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." We believe Culbro should follow their example.

    In urging cumulative voting from the floor of the Campbell Soup 1984 meeting, Sr. Margaret Dewey, representing the Adrian Dominican Sisters and the Conference of Corporate Responsibility of Indiana, Michigan observed:

    "I think it is important for shareholders to use their voting power in the most effective way."

    If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

    In the opinion of the Board of Directors and its Nominating Committee, cumulative voting may well benefit a particular special interest by electing directors with a specific bias, allegiance or loyalty. Directors should be chosen based upon their capacity and commitment to represent the best interests of the Corporation and of its shareholders as a whole. Contrary to the opinion of the proponents of this proposal, cumulative voting does not protect everyone but favors the minority over the majority.

    In recognition of this proposal's adverse potential to their interests, the shareholders of the Corporation have continued to reject this proposal every time it has been proposed.

    A vote of the holders of a majority of the shares of Common Stock of the Corporation represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt the proposed resolution. Your proxy in the enclosed form will be voted as you specify or, if you do not specify a choice, it will be voted AGAINST the proposal.
                            ------------------------

    A copy of the Corporation's Annual Report on Form 10-K is available without charge to the Corporation's shareholders. A written request should be sent to:

                               Culbro Corporation
                               387 Park Avenue South
                               New York, New York 10016-8899
                               Attention: Corporate Secretary


Dated: March 14, 1994

                         CULBRO CORPORATION
CULBRO CORPORATION       NOTICE OF
                         ANNUAL MEETING
                         OF SHAREHOLDERS,
                         THURSDAY,
                         APRIL 7, 1994
387 Park Avenue South    AND PROXY STATEMENT
New York, N.Y. 10016-8899

CULBRO CORPORATION                                                   PROXY
__________________________________________________________________________
387 Park Avenue South                  SOLICITED BY THE BOARD OF DIRECTORS
NY, NY 10016-8899                       for Annual Meeting of Shareholders
The undersigned holder of Common Stock of Culbro Corporation (the "Corporation") hereby authorizes and appoints Edgar M. Cullman, Edgar M. Cullman, Jr. and John L. Ernst, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at 2 Waterside Crossing of the Corporation's Griffin Center Office Park in Windsor, Connecticut at 10:00 A.M., local time, on April 7, 1994 and any adjournment or adjournments of said meeeting and therat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

If no direction is given, this proxy will be voted FOR items 1, 2, and 3 and AGAINST item 4.

5

ACCOUNT NUMBER  COMMON  PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK.

The Board of Directors recommends a vote FOR items 1, 2, and 3 and AGAINST item 4.

No.1--Election of directors: Nominees are listed below:
B.A. Barnet, J.L. Bernbach, E. M. Cullman, E. M. Cullman, Jr.,
F. M. Danziger, J. L. Ernst, T.C. Israel, D. W. Lufkin, G. V. Sherren,
P. J. Solomon, and F. T. Vincent, Jr.
FOR            WITHHELD
all listed     as to all
nominees       nominees

(To withhold authority to vote for any individual nominee
write that nominee's name in the space provided below)
__________________________________________________________

No. 2--Approval of the grant of an option to purchase the Corporation's Common Stock pursuant to an employment agreement with the Corporation's chief financial officer, Jay M. Green.
FOR         AGAINST           ABSTAIN

No. 3--Approval of Selection of Independent Accountants
FOR         AGAINST           ABSTAIN

No. 4--Approval of Shareholders' Proposal relating to cumulative voting
FOR         AGAINST           ABSTAIN

I plan to attend the Annual Meeting.

YES

To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need to be checked.

Dated:_____________________________________________, 1994

Signature
- ---------------------------------------------------

Signature
- ---------------------------------------------------
P
R
O
X
Y

Please mark, date and sign as your name appears hereon above and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If signer is a corporation, please sign the full corporate name. If shares are held jointly, each stockholder named should sign.

CULBRO CORPORATION                                                  PROXY
______________________________________________________________________________
387 Park Avenue South                      SOLICITED BY THE BOARD OF DIRECTORS
NY, NY 10016-8899                          for Annual Meeting of Shareholders

The undersigned holder of Common Stock of Culbro Corporation (the "Corporation") hereby authorizes and appoints Edgar M. Cullman, Edgar M. Cullman, Jr. and John L. Ernst, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at 2 Waterside Crossing of the Corporation's Griffin Center Office Park in Windsor, Connecticut at 10:00 A.M., local time, on April 7, 1994 and any adjournment or adjournments of said meeting and therat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

See Reverse Side

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3 AND AGAINST ITEM 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3 AND AGAINST
ITEM 4.

X PLEASE MARK YOUR CHOICES LIKE THIS

__________
  COMMON

NO.1--ELECTION OF DIRECTORS: NOMINEES ARE LISTED BELOW:
B.A. Barnet, J.L. Bernbach, E. M. Cullman, E. M. Cullman, Jr., F. M. Danziger,
J. L. Ernst, T.C. Israel, D. W. Lufkin,
G. V. Sherren, P. J. Solomon, and F. T. Vincent, Jr.

FOR ALL
LISTED
NOMINEES
WITHHELD
AS TO ALL
NOMINEES

NO. 2--APPROVAL OF THE GRANT OF
AN OPTION TO PURCHASE THE CORPORATION'S COMMON STOCK
PURSUANT TO AN EMPLOYMENT AGREEMENT WITH THE CORPORATION'S CHIEF
FINANCIAL OFFICER, JAY M. GREEN.

FOR         AGAINST         ABSTAIN

(To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

__________________________________________________________

NO. 3--APPROVAL OF SELECTION OF
INDEPENDENT ACCOUNTANTS

FOR         AGAINST         ABSTAIN

NO. 4--APPROVAL OF SHAREHOLDERS' PROPOSAL RELATING TO CUMULATIVE VOTING

FOR         AGAINST         ABSTAIN

To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need to be checked.
I plan to attend the Annual Meeting.

YES

Signature(s)______________________________________________     Date_________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.